                                                                   EXHIBIT 2.9c


                                  ARTICLES OF MERGER
                                  ------------------


    Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned, American Multi-Cinema, Inc., a Missouri corporation ("AMC") and AMC Philadelphia, Inc., a Delaware corporation ("AMCP"), each certifies as follows:

    1. AMC, pursuant to Section 351.447 of The General and Business Corporation Law of Missouri, has adopted a Plan and Agreement of Liquidation and Merger (the "Plan"), a copy of which is attached hereto and incorporated herein by this reference, pursuant to which AMCP shall be merged into and with AMC.

    2. On March 28, 1997, the Board of AMC, by statement of unanimous consent to action, adopted the following resolutions approving the Plan and Agreement of Liquidation and Merger:

         WHEREAS, it is in the best interests of this corporation to enter into a Plan and Agreement of Liquidation and Merger with AMC Philadelphia, Inc. ("AMCP"), a Delaware corporation, pursuant to which AMCP will be merged into and with this corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan and Agreement of Liquidation and Merger (the "Plan") dated this date between this corporation and AMCP, a copy of which is attached hereto and incorporated herein by this reference, be, and it hereby is, adopted and approved in all respects as and for a binding obligation of this corporation; and

         FURTHER RESOLVED, that the Chairman, or any Executive Vice President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation, and under its corporate seal attested by its Secretary or any Assistant Secretary, to execute, seal, verify, acknowledge and deliver the Plan substantially in the form attached hereto, with such changes therefrom, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by the signature of such officer; and

         FURTHER RESOLVED, that the Chairman, or any Executive Vice President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation to cause a document entitled "Articles of Merger" to be prepared, executed, acknowledged and filed with the

    Missouri Secretary of State in accordance with the provisions of The General and Business Corporation Law of Missouri and to take such other action, including the making of one or more filings with the appropriate government agencies or offices of such states in which this corporation or AMCP is qualified to transact business, as may be necessary or appropriate to cause the merger to be effective in Missouri and such other states; and

         FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed, in the name of and on behalf of this corporation and under its corporate seal, to execute and deliver all such further agreements, certificates and other instruments and to take all such further actions as such officer may consider necessary or appropriate in order to effect the merger of AMCP into this corporation in accordance with the terms, conditions and provisions of the Plan and to carry out the purpose and intent of these resolutions.

    3. AMC owns all of the outstanding shares of the sole class of stock of AMCP. AMC shall maintain its ownership of at least 90% of the outstanding shares of each class of stock of AMCP until the issuance of a Certificate of Merger by the Missouri Secretary of State.

    IN WITNESS WHEREOF, these Articles of Merger has been executed on behalf of American Multi-Cinema, Inc. by Peter C. Brown, Executive Vice President of the corporation, and on behalf of AMC Philadelphia, Inc. by Peter C. Brown, Executive Vice President of the corporation, and the corporate seal of each such corporation has been affixed hereto and attested to by the Secretary of the respective corporations on March 31, 1997.


                                  AMERICAN MULTI-CINEMA, INC.


                                  By: /s/ Peter C. Brown
                                      Peter C. Brown, Executive Vice President

(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary

STATE OF MISSOURI  )
                   )  ss.
COUNTY OF JACKSON  )


    I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me, Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of American Multi-Cinema, Inc., a Missouri corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

    In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.


                             /s/ Susan Diane Slusler
                             Notary Public in and for said County and State


My Commission expires:


--------------------------

                                  AMC PHILADELPHIA, INC.


                                  By: /s/ Peter C. Brown
                                      Peter C. Brown, Executive Vice President

(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary



STATE OF MISSOURI  )
                   )  ss.
COUNTY OF JACKSON  )


    I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me, Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of AMC Philadelphia, Inc., a Delaware corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

    In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.


                             /s/ Susan Diane Slusler
                             Notary Public in and for said County and State


My Commission expires:

--------------------------


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